                                                                   EXHIBIT 10.2

                                            *** CERTAIN CONFIDENTIAL INFORMATION
                                            CONTAINED IN THIS DOCUMENT
                                            (INDICATED BY ASTERISKS) HAS BEEN
                                            OMITTED AND FILED SEPARATELY WITH
                                            THE SECURITIES AND EXCHANGE
                                            COMMISSION PURSUANT TO A REQUEST FOR
                                            CONFIDENTIAL TREATMENT UNDER 17
                                            C.F.R. SECTIONS 200.80(B)(4), 200.83
                                            AND 230.406.

                           EXCLUSIVE LICENSE AGREEMENT
                                     BETWEEN
                  THE UNIVERSITY OF MISSOURI AND SANTARUS, INC.

        This Exclusive License Agreement ("Agreement") is effective as of the 26th day of January 2001 (the "Effective Date"), by and between THE CURATORS OF THE UNIVERSITY OF MISSOURI, a public corporation organized under the laws of Missouri, having a principal place of business at 615 Locust Street Building, Third Floor, Columbia, Missouri 65211-1400 ("the University"), and SANTARUS, INC. ("Santarus"), a California corporation, having a principal place of business at 12230 El Camino Real, Suite 300, San Diego, California 92130.

                                    RECITALS

        Whereas, certain discoveries useful for the administration of proton pump inhibitors using pharmaceutically acceptable carriers were made in the course of research under the direction of Dr. Jeffrey O. Phillips ("Dr. Phillips") at the University (the "Research") and are claimed in the patents and patent applications included in the Patent Rights (defined below);

        Whereas, Santarus has requested a license of certain rights from the University to commercialize Licensed Products (defined below) based on such discoveries;

        Whereas, the University is willing to grant such license rights to Santarus; and

        Whereas, the University hereby responds to the request of Santarus by granting the following rights to Santarus so that the products and other benefits derived from the Patent Rights can be enjoyed by the general public.

                                    AGREEMENT

        Now, therefore, in consideration of the representations and covenants set forth herein, the payments made hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. DEFINITIONS

        Capitalized terms used but not elsewhere defined in this Agreement shall have the meanings set forth below:

                1.1 "AFFILIATE(s)" of either party to this Agreement means any entity which, directly or indirectly, controls the party, is controlled by the party, or is under common control with the party ("control" for these purposes being defined as the actual, present capacity to elect a majority of the directors or curators, as the case may be, of such entity, or if not, the power
to direct at least     ***     of the voting rights entitled to elect
directors or curators); provided, however, that in any country where the local law will not permit foreign equity participation of a majority, then an "Affiliate" of Santarus will include any company in which Santarus owns or controls, directly or indirectly, the maximum percentage of such outstanding



                                       1

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

stock or voting rights permitted by local law. Each reference to Santarus herein will be deemed to include its Affiliates.

                1.2 "ANDA" means an Abbreviated New Drug Application filed with the FDA.

                1.3 "COMBINATION PRODUCT" means any product which is a Licensed Product and which also contains other product(s) or component(s) ("Other Product"), which Other Product (i) is not a Licensed Product; (ii) the sale, use or import of which, by itself, does not contribute to the infringement of the Patent Rights; (iii) could be sold separately by Santarus; and (iv) enhances the market price of the final Licensed Product(s) sold, used or imported by
Santarus.                                   ***

                                            ***
                                            ***
                      ***

                1.4 "FDA" means the United States Food and Drug Administration.

                1.5 "FIELD OF USE" means all uses within the Patent Rights.

                1.6 "FIRST COMMERCIAL SALE" means the first sale of a Licensed Product in the country in the Territory, such Licensed Product intended for administration to a patient for a therapeutic use approved by the FDA or other similar regulatory agency in a foreign country; provided, however, if approval by a similar regulatory agency is not required in a particular foreign country, then such approval shall not be an element of the definition of "First Commercial Sale."

                1.7 "FUNDED RESEARCH" has the meaning set forth in Section 4.16 ("Funded Research").

                1.8 "IND" means an Investigational New Drug application filed with the FDA.

                1.9 "JOINT VENTURE" means any separate entity established pursuant to an agreement between a third party and Santarus to constitute a vehicle for a joint business enterprise, in which the separate entity manufactures, uses, or sells Licensed Products, or purchases or acquires Licensed Products from Santarus.

                1.10 "LICENSED PRODUCT" shall mean any product that cannot be manufactured, used or sold without (i) infringing one or more claims under the Patent Rights (including the claims in pending applications) or (ii) using any part of the Technical Information not otherwise includable within the Patent Rights.

                1.11 "NDA" means a New Drug Application filed with the FDA.



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                                       2

                1.12 "NET SALES" means the amount invoiced as a result of the sale of Licensed Products by Santarus, Joint Ventures, and sublicensees to independent third parties for cash or other forms of consideration in accordance with generally accepted accounting principles ("GAAP") limited to the following deductions (if not already deducted from the gross invoice price and at rates customary within the industry): ***

                                    ***
                                    ***
                                    ***


                1.13 "NON-OMEPRAZOLE LICENSED PRODUCT" means any Licensed Product other than an Omeprazole Licensed Product.


                1.14 "NOTICE OF DEFAULT" and "NOTICE OF TERMINATION" have the meanings set forth in Article 8 ("Term and Termination; Resolution of Disputes").


                1.15 "OMEPRAZOLE LICENSED PRODUCT" means any Licensed Product that contains Omeprazole.


                1.16 "ORAL LIQUID" means a composition intended for oral administration to a patient comprising any of (i) a liquid solution, (ii) a solid-in-liquid suspension, and (iii) a powder or other solid formulation intended to be reconstituted into a liquid solution or a solid-in-liquid suspension.

                1.17 "PATENT METHOD" means any process or method covered by the claims of a patent application or patent within Patent Rights or the use or practice of which would constitute in a particular country, but for the license granted to Santarus pursuant to this Agreement, an infringement of an unexpired claim of a patent or pending claim of a patent application were it issued as a claim in a patent within Patent Rights in that country in which the Patent Method is used or practiced.

                1.18 "PATENT RIGHTS" means all United States patents and patent applications and foreign patents and patent applications, including any reissues, re-examinations, extensions, substitutions, continuations, divisionals, and continuation-in-part applications (only to the extent, however, that claims in the continuation-in-part applications are enabled and specifically described in the specification of the parent patent application), based on and including any subject matter claimed in or covered by the United States patent applications (a) set forth on Exhibit A hereto, and (b) which may be filed based on the Results of Funded Research.

                1.19 "DR. PHILLIPS" means Dr. Jeffrey 0. Phillips.

                1.20 "PPI" means a proton pump inhibitor.


                1.21 "PRIMARY COUNTRIES" shall mean the following: United States, Japan, United Kingdom, France, Germany and Italy.


                1.22 "PROPRIETARY INFORMATION" has the meaning set forth in
Section 14.1.



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                                       3

                1.23 "RESEARCH" has the meaning set out in the first paragraph under "RECITALS."

                1.24 "TECHNICAL INFORMATION" means: the information which is described in the Patent Rights; know-how, trade secrets, unpublished patent applications, software, unpatented technology, technical information, statistical information and analysis, biological materials, chemical reagents, preclinical and clinical information (collectively, "Results"), which has been conceived and reduced to practice in the conduct of the Research; and Results (including any patents which may issue thereon) of the Funded Research.

                1.25 "TERRITORY" means the world.

        2. GRANT

                2.1 LICENSE. Subject to the limitations set forth in this Agreement the University hereby grants to Santarus an exclusive, world-wide license under the Patent Rights, in the Field of Use, to make, have made, use, sell, have sold, offer for sale, and import Licensed Products and to practice the Patent Method. The license is exclusive for the life of the Patent Rights.

                2.2 SUBLICENSE RIGHTS. The University also grants to Santarus the right to issue sublicenses to third parties of the rights licensed to Santarus pursuant to this Agreement, provided Santarus retains current exclusive rights thereto under this Agreement. Such sublicenses will incorporate Santarus' obligations to the University, consistent with the terms and conditions of this Agreement, shall obligate Santarus to pay to the University royalties with respect to sales of Licensed Products by Santarus' sublicensees in accordance with Article 4 ("Consideration") hereof, and shall provide for the assignment to the University of the sublicenses in the event of the termination of this Agreement.

                2.3 SUBLICENSE OBLIGATIONS. Santarus will notify the University of each sublicense granted hereunder and provide the University with a copy of each sublicense upon request. Santarus will collect and pay all amounts due the University from the sublicensees. Santarus will require the sublicensees to provide Santarus with royalty reports in accordance with the provisions herein.

                2.4 EFFECT OF TERMINATION ON SUBLICENSES. Upon termination of this Agreement for any reason, any sublicenses will remain in full force and effect and will be assigned to the University.

                2.5 DISCLOSURE OF TECHNICAL INFORMATION. Upon execution of this Agreement, the University shall make available to Santarus the Technical Information, to the extent the University has not already done so. Santarus may use the Technical Information as necessary to exploit the license granted to it hereunder.

                2.6 RESERVATION OF RIGHTS. The University shall have the right throughout the term of this Agreement to make and to use and to grant nonexclusive licenses to make and to use, for internal research and educational purposes only, and not for commercial purposes, the

Patent Method, Patent Rights and Technical Information.          ***
                                    ***
                                    ***
                                    ***

        3. PUBLICATION AND USE OF TECHNICAL DATA

        Nothing in this Agreement will be deemed to limit the right of the University to publish any and all technical data resulting from any research performed by the University relating to the Licensed Products and to make and use the Licensed Products, Patent Method(s), and associated technology solely for educational and research purposes. The foregoing notwithstanding, any publication and/or use of the technical data must be delivered to Santarus at least forty-five (45) days in advance of its submission for publication.

        4. CONSIDERATION

                4.1 INITIAL PAYMENT. On or before January 31, 2001, as a one-time, up-front license fee, Santarus shall pay to the University the sum of one million dollars ($1,000,000) as consideration for entering into this Agreement and the licenses granted hereunder.

                4.2 MILESTONE PAYMENTS. Santarus shall make the following one-time milestone payments to the University:

                      (a)                   ***
                                            ***
                                            ***

                      (b)                   ***
                                            ***

                      (c)                   ***
                                            ***

                4.3 ADDITIONAL MILESTONE PAYMENTS. Santarus shall make the following one-time payments to the University for the first time each of the following Net Sales milestones for *** Licensed Products is achieved in a calendar year:

                      (a)                   ***
                                            ***

                      (b)                   ***
                                            ***
                                            ***

                      (c)                   ***
                                            ***



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                                       5

                      (d)                   ***
                                            ***
                                            ***

                      (e)                   ***
                                            ***

For the avoidance of doubt, in no event shall Santarus be required to make more than one payment pursuant to each of a, b, c, d and e of this Section 4.3.

                4.4 SANTARUS STOCK. Santarus agrees to issue to the University an aggregate of five hundred seventy-five thousand (575,000) shares of Santarus common stock upon the terms and conditions set forth in an agreement substantially in the form of Exhibit B hereto.


                4.5 EARNED ROYALTIES. As consideration for the rights and licenses granted to Santarus, Santarus will pay to the University earned royalties on Net Sales of (1) Omeprazole Licensed Products by Santarus or its sublicensees and (2) Non-Omeprazole Licensed Products by Santarus, at the following rates:


                4.5.1 The following royalty rates shall apply on total worldwide Net Sales of Licensed Products sold in countries where there is at least one pending patent application and/or existing patent within the Patent
        Rights:

                        (a)     ***
                                ***
                                ***

                        (b)     ***
                                ***
                                ***
                                ***

                        (c)     ***
                                ***
                                ***

        The foregoing notwithstanding, in countries where it is generally known that patent rights are not reasonably enforceable, if (i) a competitor sells a product that otherwise infringes one or more of the issued or pending claims of the Patent Rights; and (ii) the Net Sales of the Licensed Products are adversely affected by such competition, then the royalty rate on all Net Sales of Licensed
Products in such country or countries shall be    ***     . Notwithstanding the
foregoing, if such competitor's product no longer meets condition (ii) above, then the royalty rates shall be restored to the higher rates set forth above in this Section 4.5.1. For the avoidance of doubt, all such Net Sales in such countries shall be included in the total and incremental Net Sales figures of Sections 4.3 and 4.5.1 (a-c); provided, however, that Santarus is only obligated
to pay the lower royalty rate of    *** for Net Sales arising from such
countries.



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                                       6

                                    ***
                                    ***
                                    ***

                4.5.2 In countries where (i) there are no pending patent applications (either PCT or nationalized) or existing patents within the Patent Rights, or (ii) there is at least one pending patent application and/or existing patent within the Patent Rights, but the Patent Rights are sub-licensed to others pursuant to compulsory or mandatory sub-licensing at controlled royalty rates, thereby resulting in sales of competitive products (which would infringe issued or pending claims under the Patent Rights but for such compulsory or mandatory sub-license) in such country, the royalty rates for Net Sales of Licensed Products sold in such countries shall be ***. For the avoidance of doubt, Net Sales arising from countries meeting condition (i) in this
        Section 4.5.2 shall not be included in the total and incremental Net Sales figures of Sections 4.3 and 4.5.l(a-c), but Net Sales arising from countries meeting condition (ii) in this Section 4.5.2 shall be included in the total and incremental Net Sales figures of Sections 4.3 and 4.5.1(a-c). Notwithstanding the foregoing, Santarus is only obligated to pay the lower royalty rate of *** for Net Sales arising from countries meeting condition (ii). ***

                                    ***
                                    ***
                                    ***

                4.6 ACCRUAL OF EARNED ROYALTIES. Earned royalties will accrue in each country commencing with the First Commercial Sale of Licensed Products. Earned royalties will be payable to the University when invoiced by Santarus and/or its sublicensees. By way of example and not limitation, earned royalties will not accrue on the delivery of sales samples or units used for clinical trials.


                4.7 SUBLICENSE CONSIDERATION. If Santarus sublicenses some or all of its rights under this Agreement with respect to Non-Omeprazole Licensed Products, within *** days of Santarus' receipt of any consideration with respect to such Non-Omeprazole Licensed Product under any such sublicense, Santarus shall pay to the University:



                        (a) Fifteen percent (15%) of sublicense fees and milestone payments, ***; and



                        (b)     *** of sublicense royalties.


                4.8 RIGHT OF OFFSET. In the event that Santarus and the University reasonably determine that in any country any Licensed Product infringes upon the patent rights of a third party, and Santarus obtains a license under such third party rights, then, in lieu of any other right or remedy, Santarus shall have the right to deduct from the royalties otherwise due and payable under Section 4.5 ("Earned Royalties") arising from the sale of Licensed Products in such country, the amount, up to a maximum of *** of the royalties otherwise



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                                       7
payable, that Santarus is obliged to pay under the third party license in order to obtain rights from such third party in such country.

                4.9 COMBINATION PRODUCTS. In the event that a Licensed Product is also a Combination Product, then the Net Sales on which earned royalties are payable by the Licensee shall be calculated as hereinafter set forth. ***
                                                                      ***
                                                                      ***

                4.10 TIMING OF PAYMENTS. Subject to the other terms and conditions of this Agreement, including without limitation Sections 4.8 ("Right of Offset") and 4.9 ("Combination Products"), payments owed by Santarus to the University pursuant to Sections 4.2 ("Milestone Payments"), 4.3 ("Additional Milestone Payments") and 4.5 ("Earned Royalties") which become payable with respect to, or as a result of events occurring in, a particular calendar quarter will be paid to the University no later than the due date of Santarus' royalty
***

                4.11 MULTIPLE PATENTS. For the avoidance of doubt, the parties hereby agree that, notwithstanding how many patents or patent applications under the Patent Rights being licensed under this Agreement are utilized for a single Licensed Product, only one royalty will be earned on the sale of that Licensed Product.

                4.12 CURRENCY. All monies due to the University will be payable in United States dollars. When Licensed Products are sold for monies other than United States dollars, the earned royalties ***
                                            ***
                                            ***
If the transfer of or conversion into US dollars of all currency is not lawful or possible, the payment of such part of royalties that is necessary shall be made by the deposit thereof, in the currency of the country where the sale was made on which the royalty was based, to the credit and account of the University in any commercial bank or trust company of Santarus' choice located in that country. Prompt notice of any such deposit will be given by Santarus to the University.

                4.13 TAXES. Earned royalties and royalty milestone payments on Net Sales of Licensed Products occurring in any country outside the United States may be reduced by any taxes, fees, or other charges imposed by the government of such country and actually paid by Santarus after deduction of all credits, deductions and offsets to which Santarus is lawfully entitled.



                                       8

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                4.14 INVALIDITY OF PATENTS. In the event that any patent or any claim thereof included within the Patent Rights is held invalid ***
                                                                ***
                                                                ***

                4.15 REDUCTION IN ROYALTY RATE. In the event that no patent with respect to any Patent Rights issues within *** of the filing date of any application(s) therefor, then the royalty payable on the sale of Licensed Products shall be reduced to the amounts determined in accordance with Section
4.5.2 herein. This reduction shall apply prospectively only, and shall continue only until such time, if ever, a patent covering such Patent Right is issued.

                4.16 FUNDED RESEARCH. Pursuant to the terms of a research agreement to be mutually agreed upon between Santarus and the University, Santarus shall pay to the University *** period beginning with the first calendar quarter commencing after the Effective Date, to support research to be conducted by or under the supervision of Dr. Phillips with respect to the further development of Licensed Products (such research, the "Funded Research").

                4.17 LATE PAYMENTS. In the event royalty payments, fees or patent prosecution costs are not received by the University when due, Santarus will pay to the University interest charges at a rate of *** per month. Such interest will be calculated from the date payment was due until actually received by the University. Acceptance by the University of any late payment interest from Santarus under this Section 4.17 will in no way affect the provisions of Section 16.2 herein.

        5. DUE DILIGENCE

                5.1 COMMERCIALLY REASONABLE EFFORTS. Santarus, upon execution of this Agreement, will use commercially reasonable efforts to develop, manufacture, market and sell Licensed Products in commercially reasonable quantities sufficient to meet the market demands therefor in accordance with the Schedule of Events attached as Exhibit C to this Agreement. Santarus shall promptly notify the University of any material deviation from the Schedule of Events; provided, however, any such notification shall not relieve Santarus of its due diligence obligations under this Article 5.

                5.2 BUSINESS JUDGMENT. Santarus will be entitled to exercise prudent and reasonable business judgment in the manner in which it meets its due diligence obligations hereunder. In no case, however, will Santarus be relieved of its obligations to meet the due diligence provisions of this Article 5.



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                                       9

                5.3 GOVERNMENT APPROVALS. Santarus will obtain all necessary governmental approvals in each country it chooses to manufacture, use, or sell Licensed Products.

                5.4 DILIGENCE. If Santarus is unable to fill the market demand for Licensed Products in any of the Primary Countries during the period starting *** after commencement of marketing of Licensed Products therein, then with respect to any such Primary Country, the University will have the right and option to terminate this Agreement or reduce the exclusive licenses granted to Santarus to non-exclusive licenses in accordance with Section 5.5 ("Exercise of Rights") hereof. The exercise of this right and option by the University supersedes the rights granted in Article 2 ("Grant").

                5.5 EXERCISE OF RIGHTS. To exercise either the right to terminate this Agreement or reduce the exclusive licenses granted to Santarus to non-exclusive licenses for lack of diligence required in this Article 5 ("Due Diligence"), the University will give Santarus written notice of the deficiency. Santarus thereafter will have *** to cure the deficiency and provide the University with written notice of such cure. If Santarus has not cured the deficiency within the *** period and has not provided written tangible evidence to the University thereof, then the University may, at its option, terminate this Agreement or reduce the exclusive licenses granted to Santarus to non-exclusive licenses by giving written notice to Santarus. These notices will be subject to Article 13 ("Notices").

        6. PROGRESS AND ROYALTY REPORTS

                6.1 ROYALTY REPORTS. Santarus will provide the University with quarterly royalty reports on or before the earlier of *** days following the end of each calendar quarter and (ii) *** days after Santarus' receipt of all applicable information concerning Net Sales of Licensed Products. Such quarterly reports will contain sufficient detail to allow the University to verify the accuracy of the proper and accurate calculation of payments due, and at a minimum will show:

                        (a) the date of First Commercial Sale of Licensed Products, on a product-by-product in a country-by-country basis, by Santarus, its sublicensees and Joint Ventures;

                        (b) the gross sales and Net Sales of Licensed Products sold on a product-by-product in a country-by-country basis, by Santarus, its sublicensees and Joint Ventures during the most recently completed calendar quarter;

                        (c) the number of Licensed Products sold or distributed on a product-by-product in a country-by-country basis, by Santarus, its sublicensees and Joint Ventures;

                        (d) the royalties, in U.S. dollars, payable hereunder with respect to Net Sales; and



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                                       10

                        (e)     the exchange rates used, if any.

                6.2 NO SALES. If no sales of Licensed Products have been made during any reporting period after the First Commercial Sale of a Licensed Product, then a statement to this effect is required in the quarterly report required in Section 6.1.

                6.3 PROGRESS REPORTS. Concurrently with the royalty report due for the calendar quarter ending December 31, Santarus shall deliver to the University a report on the progress of the Licensed Products, which report shall include but not be limited to reports of progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the preceding year as well as plans for the succeeding calendar year. Such progress report shall also include any material deviations from the Schedule of Events attached as Exhibit C.

        7. BOOKS AND RECORDS

                7.1 SANTARUS' OBLIGATION. Santarus will keep books and records accurately showing all Licensed Products manufactured, used, and/or sold under the terms of this Agreement. Such books and records will be preserved for at least *** after the date of the royalty payment to which they pertain and will be open to inspection by representatives or agents of the University at reasonable times not to exceed *** to determine the accuracy of the books and records and to determine compliance by Santarus with the terms of this Agreement in accordance with generally accepted accounting principles.

                7.2 AUDIT EXPENSES. The fees and expenses of representatives of the University performing such an examination will be borne by the University. However, if an underpayment to the University in an amount in excess of *** for a particular year is discovered, then the reasonable fees and expenses of such representatives will be borne by Santarus.

        8. TERM AND TERMINATION; RESOLUTION OF DISPUTES

                8.1 TERM. Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement will be in force from the Effective Date and shall expire on a country-by-country basis, on the date upon which the last to expire of the patents covering the Patent Rights shall expire, or until the last patent application licensed under this Agreement is abandoned. The foregoing notwithstanding, Santarus' obligations under Section 4.5.2 shall terminate on a country-by-country basis on the fifteenth anniversary of the First Commercial Sale of Licensed Products in each such country.


                8.2 TERMINATION FOR CAUSE BY SANTARUS. If the University should violate or fail to perform any material term or covenant of this Agreement, then Santarus may give ninety (90) days' written notice to the University setting forth the alleged breach ("Notice of Default"). If the University should fail to cure such alleged breach within such ninety (90) day period, then Santarus shall have the right to terminate this Agreement by giving a second written notice




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                                       11
to the University of such termination ("Notice of Termination") and this Agreement shall terminate upon receipt of the Notice of Termination.


                8.3 TERMINATION FOR CAUSE BY THE UNIVERSITY. If Santarus should violate or fail to perform any material term or covenant of this Agreement, then the University may give ninety (90) days' written notice to Santarus setting forth the alleged breach ("Notice of Default"). If Santarus should fail to cure such alleged breach within such ninety (90) day period, then the University shall have the right to terminate this Agreement by giving a second written notice to Santarus of such termination ("Notice of Termination") and this Agreement shall terminate upon receipt of the Notice of Termination.



                8.4 DISCRETIONARY TERMINATION BY SANTARUS. Santarus will have the right at any time to terminate this Agreement in whole or as to any portion of the Patent Rights by giving notice in writing to the University. Such notice of termination will be subject to Article 13 ("Notices") and termination will be effective sixty (60) days after the effective date thereof.


                8.5 INSOLVENCY. Should Santarus become bankrupt or insolvent, or should the business of Santarus be placed in the hands of a receiver, this Agreement shall terminate at the option of the University. At least *** days prior to filing a petition in bankruptcy, Santarus must inform the University of its intention to file the petition or of another's intention to file an involuntary petition in bankruptcy. Further, failure to conform to this requirement shall be deemed a material, pre-petition incurable breach.

                8.6 RIGHTS IN DATA FOLLOWING TERMINATION. Following termination of this Agreement by the University under Sections 8.3 or 8.5 hereof, or termination of this Agreement by Santarus under Section 8.4 hereof, ***
                                                                    ***
                                                                    ***.

                8.7 SURVIVAL. Any termination of this Agreement will not affect the rights and obligations set forth in the following Articles:

                Article 7           Books and Records

                Article 8           Term and Termination; Resolution of Disputes

                Article 9           Use of Names

                Article 10          Limited Warranty

                Article 12          Indemnification



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                                       12

                Article 14          Confidentiality

                Article 16          Miscellaneous

                8.8 EFFECT OF TERMINATION. Any termination of this Agreement shall not relieve Santarus of its obligation to pay any monies due or owing at the time of such termination and shall not relieve any obligations, of either party to the other party, established prior to termination.

                8.9 RESOLUTION OF DISPUTES. If Santarus and the University are unable to reach agreement by negotiating in good faith concerning any matter under this Agreement, or if any other dispute arises under this Agreement, the parties agree to resolve the dispute themselves, and failing to do so, they agree that any dispute remaining under the operation of this Agreement shall first be subjected to a mediation process under the commercial rules of the American Arbitration Association which shall be completed within *** days after determination that an unresolved dispute has arisen. A dispute shall be deemed to have arisen under this Agreement when either Santarus or the University gives notice to the other party as provided in Article 13 ("Notices"). Such notice shall set forth the nature of the unresolved dispute and request mediation pursuant to this Section 8.9. The parties shall refrain from court proceedings during the ninety-day period, or such longer period as the parties may agree in writing.

                8.10 RIGHT TO INSTITUTE LEGAL ACTIONS. Notwithstanding the termination provisions of this Article 8 ("Term and Termination; Resolution of Disputes"), the parties may, subject to Section 8.9 herein, institute any other legal action or pursue any other remedy against the other party permitted by applicable law if the other party does not substantially cure any breach or default of any material obligation as provided herein.

                8.11 DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION. Upon termination of this Agreement, Santarus and its Joint Ventures and sublicensees will have the right to sell all previously made or partially made Licensed Products within a period of *** following the effective date of termination, provided, however, that the sale of such Licensed Products will be subject to the terms of this Agreement including, but not limited to the payment of royalties based on the Net Sales of Licensed Products at the rates and at the times provided herein and the rendering of reports in connection therewith.

        9. USE OF NAMES

                9.1 NO RIGHT TO USE NAME. Nothing contained in this Agreement will be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto by the other (including contraction, abbreviation or simulation of any of the foregoing). Notwithstanding the foregoing, subject to prior reasonable notice, either party may disclose and report that it has entered into this Agreement with the other party. In addition, for the avoidance of doubt, the parties agree that this Section does not prohibit Santarus from referencing the University in scientific publications and business plans, and in the ordinary course of business in



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                                       13
communications with bankers, investors or others in order to obtain financing, or with other third parties in negotiating future scientific or business collaborations. In addition, for further avoidance of doubt, the parties agree that this Section does not prohibit the University from referencing Santarus in scientific publications and presentations and when required by law to disclose such information.

        10. LIMITED WARRANTY

                10.1 LIMITED WARRANTY. The University hereby represents and warrants that:

                        (a) it has full right and power to enter into this Agreement;

                        (b) the University is the sole owner of all rights in the Patent Rights, and the University has authority to license those rights under the terms and conditions stated in this Agreement, as evidenced by the signature of the University's duly authorized representative on this Agreement;

                        (c) the University is not aware that the Patent Rights are subject to any liens or encumbrances;

                        (d) the University has not granted licenses to the Patent Rights that would restrict the license granted to Santarus under the Patent Rights; and

                        (e) there are no claims, judgments or settlements known to the University to be paid by the University with respect to the Patent Rights, nor are there any pending claims or litigation relating to the Patent Rights known to the University.

                10.2 NO OTHER WARRANTIES. THE UNIVERSITY MAKES NO OTHER WARRANTIES CONCERNING THE PATENT RIGHTS OR TECHNICAL INFORMATION COVERED BY THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO PATENT RIGHTS, TECHNICAL INFORMATION OR ANY LICENSED PRODUCT. THE UNIVERSITY MAKES NO WARRANTY OR REPRESENTATION AS TO THE VALIDITY OR SCOPE OF THE PATENT RIGHTS, OR THAT ANY LICENSED PRODUCT WILL BE FREE FROM AN INFRINGEMENT ON PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING THE PATENT RIGHTS OR TECHNICAL INFORMATION COVERED BY THIS AGREEMENT.

                10.3 NO CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL EITHER PARTY'S LIABILITY OF ANY KIND INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL LOSSES OR DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        11. PATENT MATTERS

                11.1 PROSECUTION. The University will diligently prosecute and maintain the United States and foreign patents comprising Patent Rights using ***. Both parties hereto will keep this documentation in confidence in accordance with the provisions of Article 14 ("Confidentiality") herein. Counsel for the University will take instructions only from the University. Notwithstanding the foregoing, the University shall give due consideration to the requests of Santarus concerning submissions of documents to government patent offices.

                11.2 AMENDMENTS REQUESTED BY SANTARUS. The University will use all reasonable efforts to amend any patent application to include claims requested by Santarus and required to protect the Licensed Products contemplated to be sold or Patent Method to be practiced under this Agreement. The foregoing shall not require the University to narrow such claims if Santarus requests the University to do so.

                11.3 EXTENSIONS. The University and Santarus will cooperate in applying for an extension of the term of any patent included within Patent Rights, if appropriate, under the Drug Price Competition and Patent Term Restoration Act of 1984. Santarus will prepare all such documents, and the University will execute such documents and will take such additional action as Santarus may reasonably request in connection therewith.

                11.4 FOREIGN FILINGS. The University will, at the request of Santarus, file, prosecute, and maintain patent applications and patents covered by Patent Rights in foreign countries if available. Santarus must notify the University within *** of the filing of the corresponding United States application of its decision to request the University to file foreign counterpart patent applications. This notice concerning foreign filing must be in writing and must identify the countries desired. The absence of such a notice from Santarus to the University within the *** period will be considered an election by Santarus not to request the University to secure foreign patent rights on behalf of Santarus. The University will have the right to file patent applications at its own expense in any country Santarus has not included in its list of desired countries, and such applications and resultant patents, if any, will not be included in the licenses granted under this Agreement.

                11.5 PROSECUTION EXPENSES. All reasonable costs of preparing, filing, prosecuting and maintaining all United States and foreign patent applications and all reasonable costs and fees relating to the preparation and filing of patents covered by Patent Rights will be



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                                       15

***
***
***. Santarus will reimburse the University for all such costs and charges, as a separate payment apart from any royalties or other revenues owed by Santarus to the University, within *** days following receipt of an itemized invoice from the University for same. ***. Notwithstanding anything to the contrary in this
Section 11.5, Santarus shall have no obligation to reimburse any such costs to the extent that any third party has reimbursed the University for such costs.

                11.6 TERM OF OBLIGATION. The obligation of Santarus to underwrite and to pay patent preparation, filing, prosecution, maintenance, and related costs will continue for costs incurred until *** days after receipt by either party of a notice of termination ("Notice of Termination") of this Agreement or license with respect to a particular patent or patent application within the Patent Rights. Santarus will reimburse the University for all patent costs incurred during the term of this Agreement and for *** days thereafter whether or not invoices for such costs are received during the *** day period after receipt of a Notice of Termination. Santarus may with respect to any particular patent application or patent terminate its obligations in any or all designated countries upon *** days written notice to the University. The University may continue prosecution and/or maintenance of such application(s) or patent(s) at its sole discretion and expense, provided, however, that Santarus will have no further licenses with respect to such application(s) or patent(s) hereunder.

                11.7 SMALL ENTITY STATUS. Santarus will notify the University of any change of its status as a small entity (as defined by the United States Patent and Trademark Office) and of the first sublicense granted to an entity that does not qualify as a small entity as defined therein.

                11.8 PATENT MARKING. Santarus will mark all Licensed Products made, used, or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

                11.9 EXPORT CONTROLS. The Patent Rights made available to Santarus hereunder may be subject to export control under the Export Administration Regulations of the United States Department of Commerce, or export control regulations of other United States Government agencies including the Department of State and Department of Treasury. Santarus agrees that it will not export the Patent Rights, or the direct product thereof, directly or indirectly, to any countries to which such export is now or hereafter becomes illegal under any such regulations. The University neither represents that a license shall not be required nor that, if required, it shall be issued.

                11.10 INSTRUCTIONS TO COUNSEL. The University will give instructions to the University's patent counsel to forward all relevant patent prosecution documentation covered in the Patent Rights to Santarus simultaneously when forwarding such documentation to the



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                                       16

University so long as this Agreement is active. Santarus may request that the University supply estimates of patent expenses associated with the filing and prosecution of foreign and United States patents in the Patent Rights, and the University shall make reasonable efforts to supply such information to Santarus on a timely basis. Santarus may also request estimates of such expenses from the University's patent counsel if Santarus desires to do so.

                11.11 PATENT INFRINGEMENT. In the event that either party learns of the substantial infringement of any patent licensed under this Agreement, such party will call the attention of the other party thereto in writing and will provide the other party with reasonable evidence of such infringement. Both parties to this Agreement acknowledge that during the period and in a jurisdiction where Santarus has exclusive rights under this Agreement, neither will notify a third party of the infringement of any of Patent Rights without first obtaining consent of the other party, which consent will not be unreasonably withheld. Both parties will use their best efforts in cooperation with each other to terminate such infringement without litigation.

                11.12 SANTARUS ENFORCEMENT. Santarus shall have the right to prosecute in its own name and at its own expense any infringement, offers to sell and importation of Patent Rights, ***. In the event Santarus elects to bring suit in accordance with this Section, the University may thereafter join such suit at its own expense.

                11.13 INFRINGEMENT EXPENSES. All recoveries will be allocated in the following order: ***
                     ***
                     ***

                  11.14 SETTLEMENT. ***
                                    ***
                                    ***

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                                       17

                11.15 UNIVERSITY ENFORCEMENT. In the event that Santarus elects not to exercise its right to prosecute an infringement of the Patent Rights pursuant to Section 11.12 above, the University may do so at its own expense,
***.

                11.16 COOPERATION. Each party will cooperate with the other in litigation proceedings instituted hereunder ***.

        12. INDEMNIFICATION

                12.1 OBLIGATION. Santarus shall (and require its sublicensees and Joint Ventures to) at all times during the term of this Agreement and thereafter, indemnify, hold harmless, and defend the University, and its then current and former Curators, officers, employees, and agents; *** against any and all claims, suits, losses, damage, costs, fees, and expenses, including legal expenses and reasonable attorneys' fees, resulting from or arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, sale or use of the Patent Rights and Technical Information or of any Patent Method or Licensed Products, or Santarus' operation under this Agreement or arising from any obligation of Santarus hereunder.


                12.2 INSURANCE. Santarus shall during the term of this Agreement, carry occurrence-based liability insurance with policy limits of at least five million dollars ($5,000,000) per occurrence and ten million dollars ($10,000,000) annual aggregate. Upon request, Santarus will provide the University with evidence of such insurance. *** It is agreed that the insurance required to required in the public interest, and that the University does not assume any liability for acts of Santarus, its officers, agents, and employees, in connection with the granting of this Agreement.


        13. NOTICES

        Any notice or payment required to be given to either party will be deemed to have been properly given and to be effective:

                13.1 on the date of delivery if delivered in person;

                13.2 on the date of mailing if mailed by first-class certified mail, postage paid; or



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                                       18

                13.3 on the date of mailing if mailed by any global express carrier service that requires the recipient to sign the documents demonstrating the delivery of such notice or payment;

to the respective addresses given below, or to another address as designated in writing by the party changing its prior address.

In the case of Santarus:         Santarus, Inc.
                                 12230 El Camino Real, Suite 300
                                 San Diego, CA 92130
                                 Telephone:  858-350-7940
                                 Facsimile:  858-350-7941
                                 Attention:  Gerald T. Proehl, President & COO

In the case of the University:   Office of Technology & Special Projects
                                 The University of Missouri-Columbia
                                 615 Locust Street Building, Third Floor
                                 Columbia, Missouri 65211-1400
                                 Telephone:  573-882-2821
                                 Facsimile:  573-882-1160
                                 Attention:  Thomas R. Sharpe, Ph.D.,
                                             Executive Director

        14. CONFIDENTIALITY

                14.1 Santarus and the University respectively will treat and maintain the proprietary business, patent prosecution, software, engineering drawings, process and technical information, and other proprietary information ("Proprietary Information") of the other party in confidence using at least the same degree of care as that party uses to protect its own proprietary information of a like nature for a period from the date of disclosure until *** years after the date of termination of this Agreement.

                14.2 All Proprietary Information will be labeled or marked confidential or as otherwise similarly appropriate by the disclosing party, or if the Proprietary Information is orally or visually disclosed, it will be reduced to writing or some other physically tangible form, marked and labeled as set forth above by the disclosing party, and delivered to the receiving party within 30 days after the oral or visual disclosure as a record of the disclosure and the confidential nature thereof. Notwithstanding the foregoing, Santarus and the University may use and disclose Proprietary Information to its employees, agents, consultants, contractors, and, in the case of Santarus, its Joint Ventures and sublicensees, provided that any such parties are bound by a like duty of confidentiality.

                14.3 Nothing contained herein will in any way restrict or impair the right of Santarus or the University to use, disclose, or otherwise deal with any Proprietary Information:



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                                       19

                        (a) that recipient can demonstrate by written records was previously known to it;

                        (b) that is now, or becomes in the future, public knowledge other than through acts or omissions of recipient;

                        (c) that is lawfully obtained without restrictions by recipient from sources independent of the disclosing party;

                        (d) that is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency; or

                        (e)     is required by law to be disclosed.

                14.4 Upon termination of this Agreement, Santarus and the University will destroy or return to the disclosing party, at the disclosing party's option, proprietary information received from the other in its possession within fifteen (15) days following the effective date of termination. Santarus and the University will provide each other, within thirty (30) days following termination, with a written notice that Proprietary Information has been returned or destroyed. Each party may, however, retain one copy of Proprietary Information for archival purposes in non-working files.

        15. PROJECT TEAM

                15.1 ESTABLISHMENT. The parties shall establish a project team consisting of persons designated by Santarus and the University (the "Project Team"). The Project Team shall meet *** in person or by telephone or other mutually agreed upon method. The Project Team may also develop "sub-teams" comprising a smaller number of Project Team members to discuss selected topics in more detail.

                15.2 FUNCTIONS. The primary function of the Project Team is to guide the preclinical and clinical development and the commercialization of the Licensed Products. After each Project Team meeting, a Santarus member of the Project Team will prepare a project report summarizing the meeting and distribute the report to the Project Team members. The University members of the Project Team will serve in an advisory capacity only.

        16. MISCELLANEOUS

                16.1 ASSIGNMENT. Neither party may assign any of its obligations or rights under this Agreement without the other party's prior, express, written consent, which consent shall not be unreasonably withheld; provided, however, that either party is free to assign any or all of its obligations under this Agreement to its Affiliates; provided, further, Santarus may assign its rights and obligations hereunder to any entity which succeeds to the business and assets of Santarus *** of the outstanding voting securities of Santarus. Any other attempted assignment is void. This Agreement shall be binding upon and shall inure to the benefit of any permitted assigns. For the avoidance of doubt, Santarus shall not


                                       20

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

be precluded from contracting with third parties for the manufacture of or distribution of Licensed Products.

                16.2 WAIVER. It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth will be deemed a waiver as to any subsequent and/or similar breach or default.

                16.3 FORCE MAJEURE. The parties to this Agreement will be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any acts of God, catastrophes, or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lock-outs, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. However, any party to this Agreement will have the right to terminate this Agreement upon *** prior written notice if either party is unable to fulfill its obligations under this Agreement due to any of the causes mentioned above and such inability continues for a period of ***. Notices will be subject to Article 13 ("Notices").

                16.4 HEADINGS. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                16.5 EFFECTIVENESS OF AGREEMENT. This Agreement will not be binding upon the parties until it has been signed below on behalf of each party, in which event, it will be effective as of the Effective Date.

                16.6 AMENDMENT. No amendment or modification hereof will be valid or binding upon the parties unless made in writing and signed on behalf of each party.

                16.7 ENTIRE AGREEMENT. This Agreement embodies the entire understanding of the parties and will supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

                16.8 SEVERABILITY. In case any of the provisions contained in this Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, but this Agreement will be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

                16.9 JOINT PREPARATION. This Agreement has been negotiated and prepared jointly by both parties and shall not be construed for or against any party but shall be given a fair and reasonable construction in accordance with the intention of the parties.

                16.10 INDEPENDENT CONTRACTORS. The relationship between the parties is that of independent contractors. The parties are not joint venturers, partners, principal and agent, master and servant, employer and employee, and have no other relationship other than independent contracting parties. Neither party shall have power to bind or obligate each other in any manner, other than as is expressly set forth in this Agreement.



                                       21

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

                16.11 EMPLOYMENT OF INVENTOR. Santarus ***

                16.12 COMPLIANCE WITH LAWS. Each party shall comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Agreement.

                16.13 GOVERNING LAW. This Agreement will be interpreted and construed in accordance with the laws of the State of ***, excluding any choice of law rules that would direct the application of the laws of another jurisdiction, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of such patent or patent application.

        IN WITNESS WHEREOF, both the University and Santarus have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, on the date and year hereinafter written.


THE CURATORS OF THE UNIVERSITY OF MISSOURI    SANTARUS, INC.


By: /s/ Thomas R. Sharpe                  By: /s/ Gerald T. Proehl
   -------------------------------------     -------------------------------
        Thomas R. Sharpe, Ph.D.              Gerald T. Proehl
        Executive Director, Office of        President & Chief Operating Officer
        Technology & Special Projects

Date: January 26, 2001                    Date: January 26, 2001
     -----------------------------------       ---------------------------------



                                       22

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

                                    EXHIBIT A

                    PATENTS AND PATENT APPLICATIONS LICENSED


-------------------------------------------------------------------------------------------------
   Patent or
Application No.    Type           Filing Date     Title                 Inventor    Status
-------------------------------------------------------------------------------------------------
5,840,737          Parent         July 15, 1996   Omeprazole Solution   Phillips    Issued
                                                  and Method of                     November 24,
                                                  Using Same                        1998

***                ***            ***             ***                   ***         ***

09/481,207         U.S. CIP of    January 11,     Novel Substituted     Phillips    Pending
                   09/183,422     2000            Benzimidazole
                                                  Dosage Forms
                                                  And Methods of
                                                  Using Same

***                ***            ***             ***                   ***         ***

***                ***            ***             ***                   ***         ***

Unassigned         U.S. CIP of    Expected        Novel Substituted     Phillips    Not Yet
                   09/481,207     January or      Benzimidazole                     Filed
                                  February,       Dosage Forms
                                  2001            And Methods of
                                                  Using Same



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                                       23

                                    EXHIBIT B

                            STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of January 26, 2001 (the "Effective Date") by and between Santarus, Inc., a California corporation (the "Corporation"), and The Curators of the University of Missouri, a public corporation organized under the laws of Missouri ("University").

                                   WITNESSETH:

WHEREAS, the Corporation and University have entered into an Exclusive License Agreement dated January 26, 2001 (the "License Agreement") pursuant to which Corporation agreed to issue certain shares of Common Stock of the Corporation to University; and

WHEREAS, the Corporation and University now wish to set forth the terms and conditions of the issuance of such Common Stock.

NOW, THEREFORE, IT IS AGREED between the parties as follows:

1. Issuance of Stock. University is hereby acquiring from the Corporation and the Corporation is hereby issuing to University, at a price $0.05 per share (the "Original Issue Price"), Five Hundred Seventy-Five Thousand (575,000) shares of the Corporation's Common Stock (the "Stock"). University's payment of the purchase price for the Stock is hereby acknowledged by the Corporation as a result of University's execution of the License Agreement and the grant to the Corporation of certain license rights thereunder.

2. Stock Restriction and Registration Rights Agreement. Concurrently with their execution of this Agreement, the University and the Corporation are entering into a Stock Restriction and Registration Rights Agreement of even date in the form attached hereto as Exhibit I ("Restriction Agreement") and the University shall hold the Stock subject to the terms thereof.

3. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the University as follows:

        (a) Organization and Standing; Articles and By-Laws. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its businesses as now conducted and as proposed to be conducted. The Corporation is qualified or licensed to do business as a foreign corporation in all jurisdictions where such qualification or licensing is required, except where the failure to so qualify would not have a material adverse effect upon the Corporation.

        (b) Corporate Power. The Corporation has now all requisite corporate power to enter into this Agreement and the Restriction Agreement and to sell and issue the Stock. This Agreement and the Restriction Agreement are valid and binding obligations of the Corporation enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

        (c) Subsidiaries. The Corporation does not control, directly or indirectly, any other corporation, association or business entity.

        (d) Capitalization. The authorized capital stock of the Corporation is 15,000,000 shares of Common Stock, of which 4,313,249 shares are outstanding, and 10,000,000 shares of Preferred Stock. 620,000 shares of Preferred Stock have been designated Series A Preferred Stock, all of which are issued and outstanding, and 5,326,000 shares of Preferred Stock have been designated Series B Preferred Stock, 5,276,000 of which are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

        (e) Authorization.

                (i) Corporate Action. All corporate action on the part of the Corporation, its officers, directors and shareholders necessary for the sale and issuance of the Stock and the performance of the Corporation's obligations hereunder and under the Restriction Agreement has been taken.

                (ii) Valid Issuance. The Stock, when issued in compliance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will be free of any liens or encumbrances caused or created by the Corporation; provided, however, the Stock is subject to restrictions on transfer as set forth herein and in the Restriction Agreement, and as may be required by future changes in such laws.

        (f) No Preemptive Rights. Except as provided in the Restriction Agreement, no person has any right of first refusal or any preemptive rights in connection with the issuance of the Stock other than the preemptive rights of the holders of the Corporation's Series B Preferred Stock which have been expressly waived in connection with the issuance of the Stock.

        (g) Offering. Subject in part to the truth and accuracy of the University's representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Stock as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Corporation nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

        (h) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of the Corporation's Articles of Incorporation or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which the Corporation is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to the Corporation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Corporation or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Corporation, its business or operations or any of its assets or properties.

4. Representations, Warranties and Covenants of the University. University hereby agrees, represents, warrants and covenants follows:

        (a) University is acquiring the Stock solely for its own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 as amended (the "Act"). Except as contemplated in Section 4(f)(ii) hereof, University further represents that it does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof; and that the entire legal and beneficial interest of the Stock it is purchasing is being purchased for, and will be held for the account of, University only and neither in whole nor in part for any other person.

        (b) University is aware of the Corporation's business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Stock. University further represents and warrants that it has discussed the Corporation and its plans, operations and financial condition with its officers, has received all such information as it deems necessary and appropriate to enable it to evaluate the financial risk inherent in making an investment in the Stock and has received satisfactory information concerning the business and financial condition of the Corporation in response to all inquiries in respect thereof.

        (c) University realizes that its acquisition of the Stock will be a highly speculative investment, and it is able, without impairing its financial condition, to hold the Stock for an indefinite period of time.

        (d) The Corporation has disclosed to University that:

                (i) The issuance of the Stock has not been registered under the Act, and the Stock must be held indefinitely unless a transfer of it is subsequently registered under the Act or an exemption from such registration is available, and that the Corporation is under no obligation to register the Stock;

                (ii) The Corporation will make a notation in its records of the aforementioned restrictions on transfer and legends.

        (e) University is aware of the provisions of Rule 144, promulgated under the Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including among other things: the resale occurring not less than one year from the date University has purchased and paid for the Stock; the availability of certain public information concerning the Corporation; the sale being through a broker in an unsolicited "broker's transaction" or in a transaction directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and that any sale of the Stock may be made by it only in limited amounts during any three-month period not exceeding specified limitations. University further represents that it understands that at the time it wishes to sell the

Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Corporation may not be satisfying the current public information requirements of Rule 144, and that, in such event, it would be precluded from selling the Stock under Rule 144 even if the one-year minimum holding period had been satisfied. University represents that it understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act or compliance with an exemption from registration will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

        (f) Without in any way limiting University's representations and warranties set forth above, University further agrees that it shall in no event make any disposition of all or any portion of the Stock which it is purchasing unless and until:

                (i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

                (ii) University transfers all or any portion of the Stock subject to the Restriction Agreement to an affiliate or employee of the University, which is expressly permitted hereunder; or

                (iii) University shall have (1) notified the Corporation of the proposed disposition and furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and (2) furnished the Corporation with an opinion of its own counsel to the effect that such disposition will not require registration of such shares under the Act, and such opinion of its counsel shall have been concurred in by counsel for the Corporation and the Corporation shall have advised University of such concurrence.

5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"UNIVERSITY"                            "CORPORATION"

THE CURATORS OF THE UNIVERSITY          SANTARUS, INC.
OF MISSOURI

By:                                     By:
   --------------------------------        -------------------------------------
   Thomas R. Sharpe,                        Gerald T. Proehl, President & COO
   Executive Director                   Address:  12230 El Camino Real
   Office of Technology                           Suite 300
   & Special Projects                             San Diego, CA 92130
Address: 615 Locust Street Building
         Third Floor
         Columbia, MO 65211-1400

                                    EXHIBIT I

               STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT


        THIS STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT is made as of January 26, 2001 the ("Effective Date") by and between Santarus, Inc., a California corporation (the "Corporation"), and The Curators of the University of Missouri, a public corporation organized under the laws of Missouri (the "University"). All capitalized terms used herein and not otherwise defined shall have the same meaning given to such terms in the Stock Purchase Agreement of even date between the Corporation and the University ("Stock Purchase Agreement") and the Exclusive License Agreement dated of even date between the Corporation and the University ("License Agreement").

        WHEREAS, under the terms of the Stock Purchase Agreement and in partial consideration for the University's execution of the License Agreement, the Corporation has issued the Stock to the University.

        WHEREAS, the Corporation and the University have agreed that the Stock will be held subject to the terms of this Stock Restriction and Registration Rights Agreement.

        NOW, THEREFORE, IT IS AGREED between the parties as follows:

        1. Unvested Share Repurchase Option. In the event of the termination of the License Agreement by the Corporation pursuant to Section 8.2 thereof, the Corporation shall have the right to reacquire the shares of the Stock which have not vested pursuant to the provisions of this Section 1 ("Unvested Shares") under the terms and subject to the conditions set forth in this Section 1 (the "Unvested Share Repurchase Option").

                1.1. Vesting of Shares. The term "Initial Vesting Date" shall mean the Effective Date. The shares of Stock will vest (the "Vested Shares") on the dates and/or upon the occurrence of the events set forth below:

--------------------------------------------------------------------------------
Date                                            Number of Shares Vested
--------------------------------------------------------------------------------
On the Initial Vesting Date                       ***    shares of Stock
--------------------------------------------------------------------------------
Upon           ***                                ***    shares of Stock
               ***
        ***
--------------------------------------------------------------------------------
Upon           ***                                ***   shares of Stock
               ***
        ***
--------------------------------------------------------------------------------



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

The foregoing notwithstanding, all shares of the Stock shall become fully vested effective upon termination of the License Agreement by the University pursuant to Section 8.3 thereof or by the Corporation pursuant to Section 8.4 thereof.

                1.2. Exercise of Unvested Share Repurchase Option. The Corporation may exercise the Unvested Share Repurchase Option by written notice to University within ninety (90) days after the Corporation's termination of the License Agreement pursuant to Section 8.2 thereof.

                1.3. Payment for Shares and Return of Shares. Payment by the Corporation to University shall be made in cash within sixty (60) days after the date of the mailing of the written notice of exercise of the Unvested Share Repurchase Option. The purchase price per share being purchased by the Corporation shall be an amount equal to the Original Issue Price, as adjusted for stock splits, stock dividends, recapitalizations and the like after the date hereof. Within thirty (30) days after payment by the Corporation, University shall deliver to the Corporation a certificate for the shares which the Corporation has purchased.

                1.4. Legends. The Corporation may at any time place a legend or legends referencing the Unvested Share Repurchase Option on any certificates for shares subject to the Unvested Share Repurchase Option. Upon request of the University at any time that any Unvested Shares have vested, the Corporation will remove such legend from the applicable certificates.

        2. Stock Dividends. etc. If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the Corporation, then in such event any and all new substituted or additional securities to which University is entitled by reason of University's ownership of Unvested Shares acquired pursuant to this Agreement shall be considered Stock and shall be an adjustment to the number of shares set forth in Section 1.1 above to which such shares relate, shall be subject to vesting in accordance with Section 1.1 and shall be immediately subject to the Unvested Share Repurchase Option with the same force and effect as the shares subject to the Unvested Share Repurchase Option immediately before such event in accordance with the provisions set forth in Section 1.1 above.

        3. Right of First Refusal. University cannot transfer, assign or otherwise dispose of, voluntarily or involuntarily, any Unvested Shares or any interest in those shares. Before any Vested Shares registered in the name of University may be sold or transferred (including transfer by operation of law) other than a transfer to an affiliate or employee of the University (a "Permitted Transferee") which transfer shall be expressly subject to this Agreement, such shares shall first be offered to the Corporation, which will have the right to purchase all, but not less than all, of the Vested Shares proposed to be transferred ("Right of First Refusal"), in the following manner:

                3.1. University shall first give written notice (the "Transfer Notice") of any proposed transfer other than to a Permitted Transferee to the Corporation. The Transfer Notice shall name the proposed transferee, state the number of shares of Stock to be transferred, and if the transfer is voluntary, the price per share and all other terms of the offer. The Transfer Notice shall be signed by University and the prospective transferee and must constitute a binding agreement for the transfer of the Stock subject only to the Right of First Refusal.

                3.2. Within thirty (30) days of delivery of University's notice of a proposed voluntary transfer, the Corporation shall determine the bona fide nature of the proposed voluntary transfer and give University written notice of its determination. If the proposed transfer is deemed to be bona fide, the remaining subsections of this section shall apply to the sale. If the proposed transfer is deemed not to be bona fide, University will be responsible for providing additional information to the Corporation to show the bona fide nature of the proposed transfer and no Stock will be transferred on the books of the Corporation until the Corporation has approved the proposed transfer as bona fide.

                3.3. If the Corporation fails to exercise in full the Right of First Refusal within thirty (30) days from the later of the date the Transfer Notice is delivered to the Corporation or thirty (30) days after the date the transfer is determined to be bona fide (if University is required to provide additional information as provided in Section 3.2 above), University may, not later than one hundred twenty (120) days following delivery to the Corporation of the Transfer Notice, conclude a transfer of the shares of Stock subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by University, shall again be subject to the Right of First Refusal and shall require compliance by University with the procedure described in this Section 3. If the Corporation exercises the Right of First Refusal, the parties shall consummate the sale of shares of Stock on the terms set forth in the Transfer Notice by the later of sixty (60) days after the delivery of the Transfer Notice to the Corporation or thirty (30) days after the date the transfer is determined to be bona fide (if University is required to provide additional information as provided in Section 3.2 above); provided, however, in the event the Transfer Notice provides for the payment for the shares of Stock other than in cash, the Corporation shall have the option of paying for the shares of Stock by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by University and the Corporation.

                3.4. The foregoing notwithstanding, University may sell or otherwise assign, with or without consideration, any shares of Stock to any Permitted Transferee who shall thereafter be bound by the provisions of this Agreement.

                3.5. All transferees of shares of Stock or any interest therein including any Permitted Transferee other than the Corporation shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Corporation) that they will receive and hold such shares of Stock or interests subject to the provisions of this Agreement, including the Right of First Refusal and upon thereby becoming a party to this Agreement shall have all of the rights of the University under this Agreement with respect to such shares.

                3.6. The Right of First Refusal shall terminate at such time as a public market exists for the Corporation's Common Stock (or any other stock issued by the Corporation, or any successor, in exchange for the Stock). For the purpose of this Agreement, a "public market" shall be deemed to exist if (a) such stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934) or (b) such stock is traded on the over-the-counter market and prices therefore are published daily on business days in a recognized financial journal.

        4. Legends. All certificates representing any shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

                4.1. "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AS SET FORTH IN AN AGREEMENT EXECUTED BY THE REGISTERED HOLDER, OR HIS OR ITS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

                4.2. "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE. NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

                4.3. For Unvested Shares only subject to Section 1.4 above, the certificates shall have the following additional legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE OPTION AS SET FORTH IN AN AGREEMENT EXECUTED BY THE REGISTERED HOLDER, OR HIS OR ITS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

        5. Registration.

                5.1. Definitions. As used in this Section 5:

                        (a) The terms "register", "registered" and
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement;

                        (b) The term "Registrable Securities" means: (i) the Stock, and (ii) any other shares of the Corporation's stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Stock;

                        (c) The term "Holder" means any holder of outstanding Registrable Securities who acquired such Registrable Securities in a transaction or series of transactions not involving any registered public offering;

                5.2. Corporation Registration.

                        (a) Notice of Registration. If at any time or from time to time, the Corporation shall determine to register any of its securities, either for its own account or the account of a security holder or holders (other than a registration relating solely to employee stock option or purchase plans or relating solely to an SEC Rule 145 transaction or to debt securities), the Corporation will:

                                (i) promptly give to each Holder written notice
thereof; and

                                (ii) include in such registration (and any
related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, received within twenty (20) days after such written notice from the Corporation, by any Holder or Holders, except as set forth in
Section 5.2(b) below.

                        (b) Underwriting. If the registration of which the Corporation gives notice is for a registered public offering involving an underwriting, the Corporation shall so advise the Holders as a part of the written notice given pursuant to Section 5.2(a)(i). In such event the right of any Holder to registration pursuant to this Section 5.2 shall be conditioned upon the inclusion of such Holder's Registrable Securities in the underwriting. All Holders proposing to distribute their securities shall (together with the Corporation and other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Corporation. Notwithstanding any other provision of this Section 5.2, if the underwriter determines that marketing factors require a limitation of the number of securities to be included in the registration, the underwriter may cause to be excluded some or all of the Registrable Securities on a pro rata basis based on the total number of the Registrable Securities held by the Holders and shall have no obligation to limit or reduce the inclusion of other securities (other than Registrable Securities) entitled to registration held by other persons or organizations selling securities pursuant to registration rights granted them by the Corporation. The Corporation shall advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto of any such limitations, and the number of shares of Registrable Securities that may be included in the registration. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Corporation and the underwriter. Any securities excluded or withdrawn from such underwriting shall not be transferred prior to 90 days after the effective date of the registration statement for such underwriting, or such shorter period as the underwriter may require.

                5.3. Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this
Section 5, including all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Corporation, and expenses of any special audits incidental to such registration, shall be borne by the Corporation; provided, however, the Corporation shall not be required to pay underwriters' discounts, commissions, or stock transfer taxes relating to Registrable Securities or the fees of any counsel retained by the Holders.

                5.4. Registration Procedures. In the case of each registration, qualification or compliance effected by the Corporation pursuant to Section 5, the Corporation will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Corporation will:

                        (a) keep such registration, qualification or compliance pursuant to Section 5.2, effective for a period of three months or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

                        (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

                5.5. Indemnification.

                        (a) The Corporation will indemnify each Holder of Registrable Securities, each of its officers, directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 5, against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other documents (including any related registration, statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation of the Securities Act or any state securities law or of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, cost, expense, or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Corporation by an instrument duly executed by any such Holder and stated to be specifically for use therein.

                        (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Corporation, each of its directors and officers who sign such registration statement, each underwriter, if any, of the Corporation's securities covered by such a registration statement, each person who controls the Corporation within the meaning of the Securities Act, and each other Holder, each of such other Holder's officers and directors and each person controlling such other Holder, against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other documents (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation, such other Holders, such directors, officers, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Corporation by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter or any Holder, if there is no underwriter, if a copy of the Final Prospectus was furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act; and provided further, the total amount for which any Holder shall be liable under this Section 5.5 shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

                        (c) Each party entitled to indemnification under this
Section 5.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and will reimburse such Indemnified Party and any person controlling such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party, it being understood that the Indemnifying Party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such Indemnified Party or controlling person, which firm shall be designated in writing by the Indemnified Party to the Indemnifying Party.

                5.6. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Corporation such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Corporation may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 5.

                5.7. Sale Without Registration. If at the time of any transfer (other than a transfer not involving a change in beneficial ownership or other than to a Permitted Transferee) of any Registrable Securities, such Registrable Securities shall not be registered under the Securities Act, the Corporation may require, as a condition of allowing such transfer, that the Holder or transferee furnish to the Corporation (a) such information as is necessary in order to establish that such transfer may be made without registration under the Securities Act; and (b) at the expense of the Holder or transferee, an opinion by legal counsel designated by such Holder or transferee and satisfactory to the Corporation, satisfactory in form and substance to the Corporation, to the effect that such transfer may be made without registration under such Act; provided that nothing contained in this Section 5 shall relieve the Corporation from complying with any request for registration, qualification or compliance made pursuant to the other provisions of this Section 5.

                5.8. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the U.S. Securities and Exchange Commission ("SEC") which may permit the sale of the Registrable Securities to the public without registration, the Corporation agrees to:

                        (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety days after the effective date of the first registration filed by the Corporation which involves a sale of securities of the Corporation to the general public;

                        (b) file with the SEC in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act");

                        (c) furnish to Holders so long as Holders own any Registrable Securities forthwith upon request a written statement by the Corporation that it has complied with the reporting requirements of said Rule 144 (at any time after ninety days after the effective date of said first registration statement filed by the Corporation) and of the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed by the Corporation as may be reasonably requested in availing Holders of any rule or regulation of the SEC permitting the selling of any such securities without registration.

                5.9. Transfer of Registration Rights. The fights to cause the Corporation to register securities granted by the Corporation under Section 5.2, may be assigned by any Holder to a transferee or assignee, provided that such transfer must otherwise be effected in accordance with applicable securities laws and provided further that the Corporation is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

                5.10. "Market Stand-Off' Agreement. Each Holder hereby agrees that, during the period of duration specified by the Corporation and an underwriter of common stock or other securities of the Corporation (such period shall not exceed one hundred eighty days), following the effective date of a registration statement of the Corporation filed under the Securities Act, it shall not, to the extent requested by the Corporation and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Corporation held by it at any time during such period except common stock included in such registration; provided, however, that such agreement shall not be required unless all officers and directors of the Corporation and all other persons with registration rights (whether or not pursuant to this Agreement) or purchasing common stock of the Corporation enter into similar agreements.

        In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

                5.11. Expiration of Rights. All registration rights shall expire and not apply to any Holder upon the earlier of seven years from the Corporation's initial public offering or the date such Holder is eligible to sell in a three-month period pursuant to SEC Rule 144 all Registrable Securities held by such Holder.

        6. Miscellaneous.

                6.1. Waivers and Amendments. With the written consent of the record holders of at least a majority of the Registrable Securities, the obligations of the Corporation and the rights of the Holders under this Agreement may be waived or amended (either generally or in a particular instance); provided, however, that no such waiver or amendment shall reduce the aforesaid proportion of Registrable Securities, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the record holders of all of the Registrable Securities. Upon the effectuation of each such waiver or amendment, the Corporation shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. Except to the extent provided in this subsection 6.1, this Agreement or any provision hereof may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

                6.2. Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

                6.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                6.4. Entire Agreement. This Agreement and the Stock Purchase Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

                6.5. Notices. etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed (a) if to the University, at its address set forth in the Stock Purchase Agreement, or at such other address as the University shall have furnished to the Corporation in writing or (b) if to the Corporation, at its address set forth in the Stock Purchase Agreement, or at such other address as the Corporation shall have furnished to the University in writing. Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail. Notices sent by courier or overnight delivery shall be deemed received two (days) after they have been so sent.

                6.6. Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                6.7. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                6.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                6.9. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Corporation or to any holder of any securities issued or to be issued hereunder shall impair any such right, power or remedy of the Corporation or such holder, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law otherwise afforded to the Corporation or any holder, shall be cumulative and not alternative.



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

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


SANTARUS, INC.                          THE CURATORS OF THE
                                        UNIVERSITY OF MISSOURI


By:                                     By:
   -------------------------------         -------------------------------------
   Gerald T. Proehl, President & COO       Thomas R. Sharpe, Executive Director
                                           Office of Technology
                                           & Special Projects

                                    EXHIBIT C

                               Schedule of Events


                 OMEPRAZOLE SODIUM BICARBONATE-IMMEDIATE RELEASE
                                DEVELOPMENT PLAN

Jan. 26, 2001        Sign definitive licensing agreement


Qtr 1 2001           Transfer IND

                     Develop formulation alternatives, place on stability

                     Identify and select contract manufacturing organization for omeprazole active pharmaceutical ingredient


Qtr 2 2001           Identify and select contract manufacturing organization
                     for drug product

                     Begin sublicense negotiations with other PPI company(s)


Qtr 3 2001           Determine optimal formulation

                     Manufacture three (3) pilot biobatches, place on stability

                     Establish analytical lab for quality control

                     Begin negotiations with pharmaceutical company on co-promotion


Qtr 4 2001           Begin manufacture of NDA/ANDA lots, place on stability


Qtr 1 2002           Complete pharmacokinetic/pharmacodynamic study

                     Prepare NDA or ANDA submission

                     Begin stress ulcer prophylaxis trial


Qtr 3 2002           ***


Qtr 1 2003           ***

Qtr 2 2003           ***

Qtr 1 2004           ***


Qtr 2 2004           ***




*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.




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